Exhibit (h)(7)

BROOKFIELD INVESTMENT MANAGEMENT INC.
FORM OF FIRST AMENDMENT TO THE
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of __________________ , 2013, to the Fund Sub-Administration Servicing Agreement dated as of September 20th, 2011 (the “Agreement”), is entered into by and between BROOKFIELD INVESTMENT MANAGEMENT INC., (the “Company”) with respect to the BROOKFIELD INVESTMENT FUNDS (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to add the Brookfield U.S. Listed Real Estate Fund and to remove the Brookfield High Yield Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BROOKFIELD INVESTMENT MANAGEMENT, INC.	U.S. BANCORP FUND SERVICES, LLC

By:___________________________	By:_____________________________

Name:_________________________	Name: Michael R. McVoy

Title:__________________________	Title: Executive Vice President

Exhibit (h)(7)

Amended Exhibit A to the Fund Sub-Administration Servicing Agreement – Brookfield Investment
Management Inc.
Fund Names

Separate Series of Brookfield Investment Funds

Name of Series
Brookfield Global Listed Real Estate Fund
Brookfield Global Listed Infrastructure Fund Brookfield Global High Yield Fund
Brookfield U.S. Listed Real Estate Fund